UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             ----------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2009

                             ----------------------

                                DST SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-14036                                           43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                   64105
(Address of principal executive offices)                    (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report).

                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  Termination of a Material Definitive Agreement.

     As described in Item 8.01 of the Form 8-K filed by DST Systems, Inc. (the "Company") dated February 26, 2009, the Company entered into a definitive agreement under which the Company agreed to purchase the remaining 50% interest in Argus Health Systems, Inc. ("Argus"). The transaction closed on March 31, 2009, and Argus is now a wholly-owned subsidiary of the Company. The Stock Transfer Restriction and Option Agreement, which was entered into on June 30, 1989 between Financial Holding Corporation, Argus, and the Company (the "Stock Agreement"), was automatically terminated upon the closing of the transaction. The Stock Agreement provided certain rights and restrictions with respect to the common stock of Argus to the parties as the holders thereof, including restrictions on transfer, rights of first refusal and put and call options.

ITEM 8.01  Other Events

     See attached as Exhibit 99.1 to this Form 8-K a News Release dated March 31, 2009 concerning the completion of the Company's acquisition of the remaining 50% interest in Argus.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit
Number            Description

99.1              News Release dated March 31, 2009

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DST SYSTEMS, INC.


Date:    April 1, 2009               By:   /s/ Kenneth V. Hager
                                         -------------------------------
                                         Name:  Kenneth V. Hager
                                         Title: Vice President, Chief Financial
                                                Officer and Treasurer